                                                                    EXHIBIT 10.6



             This document constitutes part of a prospectus covering
                 securities that have been registered under the
                             Securities Act of 1933


                ELECTION TO RECEIVE STOCK UNITS IN LIEU OF BONUS


         The undersigned employee hereby elects to have $__________ of the bonus earned by the undersigned for 1999 performance (the "Bonus Amount") paid in the form of _________ Stock Units. The Stock Units will convert on a one for one basis to shares of Common Stock of the Company on ___________________ or the earlier termination of the undersigned's employment with the Company.

         Any distribution on the Common Stock shall either be distributed to the undersigned or the number of Stock Units shall be equitably adjusted. The number of Stock Units shall also be equitably adjusted for stock splits and similar events. These and all other matters relating to the Stock Units shall be determined by the Board of Directors of the Company or the Compensation Committee of that board. All determinations by the board or the committee shall be final and binding on all persons.

         Twenty percent of the Stock Units and any distributions on these units will be forfeited if the undersigned terminates the undersigned's employment with the Company without Good Reason prior to December 31, 2002. Good Reason shall be defined as it is defined in the undersigned's employment contract with the Company if there is such a contract. If there is not such a contract, Good Reason shall be a substantial reduction in the undersigned's compensation or general level of responsibilities or the undersigned's death or permanent full disability.

         The undersigned understands that the Bonus Amount is current taxable ordinary income and that the then value of the Common Shares issued upon the conversion of the Stock Units in excess of the Bonus Amount will be taxable ordinary income at the time of such conversion.

         This election is made as of this 31st day of January, 2000. It will not be effective until accepted by the Company.


                                            ----------------------------
                                                      employee

         This election is hereby accepted by Company as authorized by the Compensation Committee of the Board of Directors.


                                            -----------------------------